UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 12, 2012
PAR Technology Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-09720	16-1434688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991
 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (315) 738-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On January 12, 2012, PAR Technology Corporation (“PAR” or the “Company”) completed its previously announced disposition of substantially all of the assets of PAR Logistics Management Systems Corporation, (“PLMS”), a wholly-owned subsidiary of PAR Technology Corporation (“PAR”) and a provider of wireless asset and GPS tracking and monitoring products and services (the "PAR LMS Acquisition") to ORBCOMM Inc. (“ORBCOMM”).

The consideration payable by ORBCOMM at the closing with respect to substantially all the assets of PLMS is equal to the aggregate amount of $6,000,000 (the “Closing Consideration”) in cash and common stock as follows:

(i)	Cash consideration in an amount equal to four million Dollars ($4,000,000);
(ii)
Issuance and delivery to PAR of 258,065 shares of ORBCOMM common stock (based on the amount of $800,000 divided by the average 20-day closing price of ORBCOMM common stock prior to the execution of the Asset Purchase Agreement (the “Average Price”));

(iii)
Issuance and delivery to Computershare Trust Company, N.A, as escrow agent, of 387,097 shares of ORBCOMM common stock (based on the amount of $1,200,000 divided by the Average Price), which escrowed shares will be available to pay certain indemnification obligations of the Sellers to the Buyer; and

(iv)	Assumption by Buyer of certain specified assumed liabilities, generally consisting of liabilities arising after the closing date and liabilities reflected in the closing working capital calculation.

In addition to the Closing Consideration, contingent consideration of up to $3.95 million payable by ORBCOMM to PAR post-closing in cash, ORBCOMM common stock or a combination of cash and ORBCOMM common stock, at ORBCOMM’s option.  Up to $3 million of the contingent consideration will be payable based on achievement of certain agreed-upon new subscriber targets for calendar year 2012 and up to $950,000 of the contingent consideration will be payable based on achieving agreed-upon sales targets for calendar years 2012 through 2014.

If paid in stock, the number of ORBCOMM shares to be issued to PAR will be based upon the average 20-day closing price of ORBCOMM common stock prior to the payment due date for such contingent consideration.

Item 8.01 Other Events

On January 12, PAR issued a press release announcing the consummation of the PAR LMS Acquisition, a copy of which is attached as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

99.1           Press release of PAR Technology Corporation dated January 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAR TECHNOLOGY CORPORATION
(Registrant)

Date: January 19, 2012	/s/Ronald J. Casciano
Ronald J. Casciano
Vice President, Chief Financial Officer, Treasurer and Chief Accounting Officer

Exhibit Number	Description
99.1	Press Release of PAR Technology Corporation dated January 12, 2012

PAR Technology Corporation (NYSE:PAR)
FOR RELEASE: January 12, 2012
(315) 738-0600 ext. 6226
cbyrnes@partech.com

PAR TECHNOLOGY CORPORATION COMPLETES SALE

OF LOGISTICS MANAGEMENT SUBSIDIARY

New Hartford, NY – January 12, 2012 -- PAR Technology Corporation (NYSE: PAR) today announced that it has completed the asset sale of its subsidiary, PAR Logistics Management Systems (PAR LMS), to ORBCOMM Inc. (NASDAQ: ORBC) as further described in the Company’s “Definitive Agreement” announcement of December 28, 2011. The total selling price is valued at approximately $6 million, comprised of cash and ORBCOMM common stock with a potential additional earn-out of $4 million.

PAR Chairman & CEO, Paul B. Domorski, commented, “We are very pleased with the completion of this transaction, as the sale of PAR LMS is a solid step in the implementation of our strategic plan.  Our Company will continue to focus on improving shareholder value by developing innovative technologies and growing our profitable business segments in hospitality technology and government solutions.”

Certain Company information in this release or statements made by its spokespersons from time to time may contain forward-looking statements.  Any statements in this document that do not describe historical facts are forward-looking statements.  Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that all forward-looking statements involve risks and uncertainties, including without limitation, delays in new product introduction, risks in technology development and commercialization, risks in product development and market acceptance of and demand for the Company’s products, risks of downturns in economic conditions generally, and in the quick service sector of the restaurant market specifically, risks of intellectual property rights associated with competition and competitive pricing pressures, risks associated with foreign sales and high customer concentration, and other risks detailed in the Company’s filings with the Securities and Exchange Commission.

About PAR Technology Corporation

PAR Technology Corporation's stock is traded on the New York Stock Exchange under the symbol PAR.  PAR’s Hospitality segment has been a leading provider of restaurant and retail technology for more than 30 years.  PAR offers technology solutions for the full spectrum of restaurant operations, from large chain and independent table service restaurants to international quick service chains.  PAR also offers hotel management systems that provide a complete suite of powerful tools for guest management, recreation management, and timeshare/condo management.  PAR provides the spa industry a leading management application that was specifically designed to support the unique needs of the resort spa and day spa markets, a rapidly growing hospitality segment.  PAR solutions also can be found in retailers, cinemas, cruise lines, stadiums and food service companies. PAR provides technology solutions to the Department of Defense and other federal agencies to address evolving intelligence, surveillance, and reconnaissance needs, as well as being a leading provider of military communications support services. Visit www.partech.com for more information.

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